Exhibit 99.1

QHSLab, Inc. Signals Strategic Debt Restructuring to Strengthen Balance Sheet and Drive Growth

●	Company in Advanced Discussions to Restructure Convertible Debt and Unlock Shareholder Value

●	Potential Agreement Expected to Improve Financial Flexibility and Reduce Dilution Pressure

WEST PALM BEACH, FL, May 16, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health company advancing personalized medicine through innovative population health screening and point of care diagnostic tools in primary care, today announced that it is in advanced discussions with Catheter Precision, Inc. the current holder of its OID Notes previously held Mercer Street Global Opportunity Fund, LLC regarding a strategic restructuring intended to improve the Company’s financial flexibility and long-term growth outlook.

The restructuring is expected to significantly improve QHSLab’s financial position by reducing near-term payment obligations, increasing the conversion price of existing debt instruments, and removing default-related overhang. The agreement—if finalized—would also introduce a payment-in-kind (PIK) interest option and extend the maturity of the notes, allowing the Company to redirect capital toward key growth initiatives.

Expected Benefits of the Restructuring:

●	Improved Balance Sheet Health: Restructuring expected to consolidate and extend existing obligations to reduce financial strain.
●	Reduced Dilution Risk: Planned increase in conversion price aims to lift downward pressure on USAQ stock.

“We’re working collaboratively with our new strategic partner to restructure our outstanding obligations in a way that both supports our growth and adds value for shareholders,” said Troy Grogan, President and CEO of QHSLab, Inc.

“This anticipated agreement, once completed, will represent a major step toward long-term financial strength, allowing us to execute more effectively on our digital health roadmap.”

The Company expects to finalize the agreement and issue a formal announcement in the coming weeks.

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also increasing their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

646-536-7331

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